UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2023

Date of Report (Date of earliest event reported)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Aetherium Acquisition Corp. (“Aetherium” or the “Company”) held a special meeting of stockholders (the “Special Meeting”) on March 23, 2023 at 10:30 a.m. Eastern Time. The Special Meeting was held via teleconference. There were 12,028,500 shares of Class A common stock and 2,875,000 shares of Class B common stock of the Company outstanding on the record date, February 17, 2023. There were 12,208,658 shares of common stock of the Company present at the Special Meeting in person or represented by proxy, which is 81.92% of the total shares of Class A common stock and Class B common stock outstanding, thereby constituting a quorum. Summarized below are the results of the matters voted on at the Special Meeting.

1.	Charter Amendment

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation, to extend the date by which the Company must consummate a business combination up to twelve (12) times (the “Charter Amendment”), each such extension for an additional one (1) month period from April 3, 2023 to April 3, 2024. Adoption of the Charter Amendment required approval by the affirmative vote of at least 65% of the holders of the Company’s outstanding shares of common stock, which include the holders of both the Class A common stock and the Class B common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,676,991	1,531,667	0	0

The Company will file the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

2.	Trust Amendment

Stockholders approved the proposal to amend the investment management trust agreement, dated as of December 29, 2021, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the date by which the Company must consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period, until April 3, 2024, by depositing into the trust account established for the benefit of the Company’s public stockholders the lesser of (A) $0.055 per non-redeeming publicly held share of common stock and (B) $150,000 (the “Extension Payment”) for each one-month extension. The Company will make the Extension Payment before April 3, 2023.

The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,676,991	1,531,667	0	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by the Company on March 23, 2023, 8,508,997 shares of Class A common stock were tendered for redemption. As a result, approximately $88.2 million (approximately $10.36 per share) will be removed from the Company’s trust account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date. Following redemptions, the Company will have 3,519,503 shares of Class A common stock outstanding, and approximately $30.9 million will remain in the Company’s trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Aetherium Acquisition Corp.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2023

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer and Chairman